EXHIBIT 23.03



                   CONSENT OF CERTIFIED PUBLIC ACCOUNTANTS



   As certified public accountants, we hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated November 10, 1994 on the financial statements of Moran Research Labs as of and for the year ended December 31, 1993 which are included in Corning's Form 8-KA filed on December 12, 1994 which is incorporated into this Prospectus. We also consent to the reference to us under the heading "Experts" in such Prospectus.



LEVERONE & COMPANY
Billerica, Massachusetts
January 25, 1996